Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated December 12, 2005 with respect to the financial statements of Medwave, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the under the heading “Experts” in such prospectus.
/s/ Carlin, Charron & Rosen, LLP
Westborough, Massachusetts
March 22, 2006